                                                                    EXHIBIT 10.3

                                      RULES

                                       OF

            THE DYAX CORP. AMENDED AND RESTATED 1995 EQUITY INCENTIVE

                                      PLAN

             INLAND REVENUE APPROVED SUB-PLAN FOR THE UNITED KINGDOM

                   Adopted by the Company on: 26 October 2001

               Approved by the Inland Revenue on: 30 November 2001

                     Inland Revenue reference no: X22034/JRP

                             PRICEWATERHOUSECOOPERS
                                  ABACUS HOUSE
                                   CASTLE PARK
                                    CAMBRIDGE
                                     CB3 0AN

                                TEL: 01223 460055
                                FAX: 01223 552249
                                   REF: LSS/HL

                                    SCHEDULE

       RULES OF DYAX CORP. AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN

    INLAND REVENUE APPROVED SUB-PLAN FOR THE UNITED KINGDOM ("the Sub-Plan")

1.      GENERAL

        This schedule to the Dyax Corp. Amended and Restated 1995 Equity Incentive Plan ("the Plan") sets out the rules of the Dyax Corp. Amended and Restated 1995 Equity Incentive Plan Inland Revenue Approved Sub-Plan for the United Kingdom ("the Sub-Plan").

2.      ESTABLISHMENT OF SUB-PLAN

        Dyax Corp. ("the Company") has established the Sub-Plan under section 12(i) of the Plan, which authorises the Committee to grant Awards to Foreign Nationals(1).

3.      PURPOSE OF SUB-PLAN

        The purpose of the Sub-Plan is to enable the grant to, and subsequent exercise by, employees and directors in the United Kingdom, on a tax favoured basis, of Options under the Plan.

4.      INLAND REVENUE APPROVAL OF SUB-PLAN

        The Sub-Plan is intended to be approved by the Inland Revenue under
        Schedule 9 to ICTA 1988.

5.      RULES OF SUB-PLAN

        The rules of the Plan, in their present form and as amended from time to time, shall, with the modifications set out in this schedule, form the rules of the Sub-Plan. In the event of any conflict between the rules of the Plan and this schedule, the schedule shall prevail.

6.      RELATIONSHIP OF SUB-PLAN TO PLAN

        The Sub-Plan shall form part of the Plan and not a separate and independent plan.

7.      INTERPRETATION

        7.1 In the Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

        ACQUIRING COMPANY       a company which obtains Control of the Company
                                in the circumstances referred to in rule 26;

        APPROVAL DATE           the date on which the Sub-Plan is approved by
                                the Inland Revenue under Schedule 9 to ICTA
                                1988;

        ASSOCIATED COMPANY      the meaning given to that expression by section
                                187(2) of ICTA 1988;(2)

        CLOSE COMPANY           the meaning given to that expression by section
                                414(1) of, and paragraph 8 of Schedule 9 to, ICTA 1988;(3)

        COMMITTEE               the Compensation Committee as defined under
                                section 2 of the Plan;

        CONSORTIUM              the meaning given to that word by section 187(7)
                                of ICTA 1988;(4)

        CONTROL the meaning given to that word by section 840 of ICTA 1988 and "Controlled" shall be construed accordingly;(5)

        DATE OF GRANT           the date on which an Option is granted to an
                                Eligible Employee as stated in the Option
                                Certificate;

        ELIGIBLE EMPLOYEE       an individual who falls within section 4 of the
                                Plan and who is:

                                (a) an employee (other than a director) of the Company or a company participating in the Sub-Plan; or

                                (b)  a director of the Company or a company
                                     participating in the Sub-Plan who is
                                     contracted to work at least 25 hours per week for the Company and its subsidiaries or any of them (exclusive of meal breaks); and

                                (c) who is not a Reporting Person or covered employee as described in Section 3 of the Plan;

                                and who, in either case, does not have at the Date of Grant of an Option, and has not had during the preceding twelve months, a Material Interest in a Close Company which is the Company or a company which has Control of the Company or a member of a Consortium which owns the Company;

        ICTA 1988               the Income and Corporation Taxes Act 1988;

        MARKET VALUE            notwithstanding the definition of Fair Market
                                Value and section 6(b) of the Plan,

                                (a) in the case of an Option granted under the Sub Plan

                                     (i)  if at the relevant time the Shares are
                                          listed on the New York Stock Exchange
                                          the mean between the highest and
                                          lowest reported sale price(6) as
                                          reported in the Wall Street Journal
                                          for the dealing day immediately
                                          preceding the Date of Grant of the
                                          Option;

                                     (ii) if paragraph (i) does not apply, the
                                          market value of a Share as determined
                                          in accordance with Part VIII of the
                                          Taxation of Chargeable Gains Act 1992
                                          and agreed in advance with the Inland
                                          Revenue Shares Valuation Division on
                                          the Date of Grant of the Option or
                                          such earlier date or dates as may be
                                          agreed with the Board of Inland
                                          Revenue;

                                (b) in the case of an option granted under any other share option scheme, the market value of an ordinary share in the capital of the Company determined under the rules of such scheme for the purpose of the grant of the option;

        MATERIAL INTEREST       the meaning given to that expression by section
                                187(3) of ICTA 1988;(7)

        NEW OPTION              an option granted by way of exchange under rule
                                26.1;

        NEW SHARES              the shares subject to a New Option referred to
                                in rule 26.1;

        ORDINARY SHARE CAPITAL  the meaning given to that expression by section
                                832(1) of ICTA 1988; and

        SHARES the Common Stock, $0.01 par value, of the Company.

        7.2     In this schedule, unless the context otherwise requires:

                7.2.1 words and expressions not defined above have the same meanings as are given to them in the Plan;

                7.2.2 the rule headings are inserted for ease of reference only and do not affect their interpretation;

                7.2.3 a reference to a rule is a reference to a rule in this schedule;

                7.2.4 the singular includes the plural and vice-versa and the masculine includes the feminine; and

                7.2.5 a reference to a statutory provision is a reference to a United Kingdom statutory provision and includes any statutory modification, amendment or re-enactment thereof.

8.      COMPANIES PARTICIPATING IN SUB-PLAN

        The companies participating in the Sub-Plan shall be the Company and any company Controlled by the Company which has been nominated by the Company to participate in the Sub-Plan.

9.      SHARES USED IN SUB-PLAN

        The Shares shall form part of the Ordinary Share Capital of the Company and shall at all times comply with the requirements of paragraphs 10 to 14 of Schedule 9 to ICTA 1988.(8)

10.     GRANT OF OPTIONS

        An Option granted under the Sub-Plan shall be granted under and subject to the rules of the Plan as modified by this schedule.

11.     IDENTIFICATION OF OPTIONS

        An Option Certificate issued in respect of an Option shall expressly state that it is issued in respect of an Option. An option which is not so identified shall not constitute an Option.

12.     CONTENTS OF OPTION CERTIFICATE

        12.1   An Option Certificate issued in respect of an Option shall state:

               12.1.1 that it is issued in respect of an Option;

               12.1.2 the Date of Grant;

               12.1.3 the number of Shares subject to the Option;

               12.1.4 the exercise price under the Option;

               12.1.5 any performance target or other condition imposed on the exercise of the Option;

               12.1.6 the date(s) on which the Option will ordinarily become exercisable; and

               12.1.7 the period during which the Option will be exercisable following the cessation of employment of the Participant.

13.     EARLIEST DATE OF GRANT

        An Option may not be granted earlier than the Approval Date.

14.     PERSONS TO WHOM OPTIONS MAY BE GRANTED

        An Option may not be granted to an individual who is not an Eligible Employee at the Date of Grant. For the avoidance of doubt, and notwithstanding section 4 of the Plan, Options shall not be granted to consultants.

15.     OPTIONS NON TRANSFERABLE

        An Option shall be personal to the Eligible Employee to whom it is granted and, subject to rule 25, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Participant purports to transfer, charge or otherwise alienate the Option.

16.     LIMIT ON NUMBER OF SHARES PLACED UNDER OPTION UNDER SUB-PLAN

        For the avoidance of doubt, Shares placed under Option under the Sub-Plan shall be taken into account for the purpose of section 5(a) of the Plan.

17.     INLAND REVENUE LIMIT (L30,000)

        An Option may not be granted to an Eligible Employee if the result of granting the Option would be that the aggregate Market Value of the shares subject to all outstanding options granted to him under the Sub-Plan or any other share option scheme established by the Company or an Associated Company and approved by the Board of Inland Revenue under
        Schedule 9 to ICTA 1988 (other than a savings related share option scheme) would exceed sterling L30,000 or such other limit as may from time to time be specified in paragraph 28(1) of Schedule 9 to ICTA 1988(9). For this purpose, the United Kingdom sterling equivalent of the market value of a share on any day shall be determined by taking the spot sterling/US dollar exchange rate for that day as shown in the Financial Times. If the grant of an Option would otherwise cause the limit in this rule 17 to be exceeded, it shall take effect as the grant of an Option under the Sub-Plan over the highest number of Shares which does not cause the limit to be exceeded together with the grant of an option under the Plan over the balance of the Shares.

18.     EXERCISE PRICE UNDER OPTIONS

        Notwithstanding section 6(a) and 6(c) of the Plan, the amount payable per Share on the exercise of an Option shall not be less than the Market Value of a Share on the Date of Grant and shall be stated on the Date of Grant.

19.     PERFORMANCE TARGET OR OTHER CONDITION IMPOSED ON EXERCISE OF OPTION

        Any performance target or other condition imposed on the exercise of an Option under sections 6(a) and 6(c) of the Plan shall be:

        19.1 objective;

        19.2 such that, once satisfied, the exercise of the Option is not subject to the discretion of any person; and

        19.3 stated on the Date of Grant.

        If an event occurs as a result of which the Committee considers that a performance target on the exercise of an Option is no longer appropriate and substitutes, varies or waives the performance target, such substitution, variation or waiver shall:

        19.4 be reasonable in the circumstances; and

        19.5 produce a fairer measure of performance and be neither more nor materially less difficult to satisfy.

20.     EXERCISE OF OPTIONS BY LEAVERS

        The ability of leavers to exercise their Options will be set out in the Option Certificate and notwithstanding section 12(e) the Committee will have no discretion to alter these terms after the Option is granted.

21.     LATEST DATE FOR EXERCISE OF OPTIONS

        Subject to rule 25, an Option may not be exercised more than ten years after the Date of Grant and any Option not so exercised by that time shall lapse immediately.

22.     MATERIAL INTEREST

        An Option may not be exercised if the Participant then has, or has had within the preceding twelve months, a Material Interest in a Close Company which is the Company or which is a company which has Control of the Company or which is a member of a Consortium which owns the Company.

23.     MANNER OF PAYMENT FOR SHARES ON EXERCISE OF OPTIONS

        The amount due on the exercise of an Option shall be paid in cash or by cheque or banker's draft and may be paid out of funds provided to the Participant on loan by a bank, broker or other person. Notwithstanding sections 6(d) and 6(e) of the Plan, the amount may not be paid by the transfer to the Company of Shares or any other shares or securities. The date of exercise of an Option shall be the date on which the Company receives the amount due on the exercise of the Option.

24.     ISSUE OR TRANSFER OF SHARES ON EXERCISE OF OPTIONS

        24.1 The Company shall, as soon as reasonably practicable and in any event not later than thirty days after the date of exercise of an Option, issue or transfer to the Participant, or procure the issue or transfer to the Participant of, the number of Shares specified in the notice of exercise and shall deliver to the Participant, or procure the delivery to the Participant of, a Share Certificate in respect of such Shares together with, in the case of the partial exercise of an Option, an Option Certificate in respect of, or the original Option Certificate endorsed to show, the unexercised part of the Option, subject only to compliance by the Participant with the rules of the Sub-Plan [and to any delay necessary to complete or obtain:

                24.1.1 the listing of the Shares on any stock exchange on which
                       Shares are then listed; or

                24.1.2 such registration or other qualification of the Shares under any applicable law, rule or regulation as the Company determines is necessary or desirable.

25.     DEATH OF  PARTICIPANT

        Notwithstanding the provision of Section 12(e) of the Plan, if a Participant dies before the tenth anniversary of the Date of Grant, his personal representatives shall be entitled to exercise his Options on the earlier of twelve months from the date of his death or ten years after the Date of Grant. If not so exercised, the Options shall lapse immediately.

26.     CHANGE IN CONTROL OF COMPANY

        26.1    Exchange of Options

        If a company ("Acquiring Company") obtains Control of the Company as a result of making:

                26.1.1 a general offer to acquire the whole of the issued
                       ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

                26.1.2 a general offer to acquire all the shares in the Company of the same class as the Shares

        a Participant may, at any time during the period set out in rule 26.2, by agreement with the Acquiring Company, release his Option in whole or in part in consideration of the grant to him of a new option ("New Option") which is equivalent to the Option but which relates to shares ("New Shares") in:

                26.1.3 the Acquiring Company;

                26.1.4 a company which has Control of the Acquiring Company; or

                26.1.5 a company which either is, or has Control of, a company which is a member of a Consortium which owns either the Acquiring Company or a company having Control of the Acquiring Company.

        26.2    Period allowed for exchange of Options

        The period referred to in rule 26.1 is the period of six months beginning with the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

        26.3    Meaning of "equivalent"

        The New Option shall not be regarded for the purpose of this rule 26 as equivalent to the Option unless:

                26.3.1 the New Shares satisfy the conditions in paragraphs 10 to
                       14 of Schedule 9 to ICTA 1988; and

                26.3.2 save for any performance target or other condition
                       imposed on the exercise of the Option, the New Option will be exercisable in the same manner as the Option and subject to the provisions of the Sub-Plan as it had effect immediately before the release of the Option; and

                26.3.3 the total market value, immediately before the release of the Option, of the Shares which were subject to the Option is equal to the total market value, immediately after the grant of the New Option, of the New Shares (market value being determined for this purpose in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992); and

                26.3.4 the total amount payable by the Participant for the acquisition of the New Shares under the New Option is equal to the total amount that would have been payable by the Participant for the acquisition of the Shares under the Option.

        26.4    Date of grant of New Option

        The date of grant of the New Option shall be deemed to be the same as the Date of Grant of the Option.

        26.5 Application of Sub-Plan to New Option

        In the application of the Sub-Plan to the New Option, where appropriate, references to "Company" and "Shares" shall be read as if they were references to the company to whose shares the New Option relates and the New Shares, respectively, save that any reference to "Committee" shall be read as if it were a reference to the Committee formed by Dyax Corp.

27.     RIGHTS ATTACHING TO SHARES ISSUED ON EXERCISE OF OPTIONS

        All Shares issued on the exercise of an Option shall, as to any voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the Shares in issue at the date of such exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of such exercise.

28.     AMENDMENT OF SUB-PLAN

        Notwithstanding section 3 of the Plan, no amendment of the Sub-Plan, whether taking the form of an amendment of the Plan or this schedule, shall take effect until it has been approved by the Inland Revenue.

29.     ADJUSTMENT OF OPTIONS

        Notwithstanding section 5(b) of the Plan, no adjustment of an Option shall take effect until it has been approved by the Inland Revenue.

        No adjustment of an Option shall be made which will increase the total option price to be paid by the Participant or will result in a cash payment being made to the Participant.

30.     EXERCISE OF DISCRETION BY COMMITTEE

        In exercising any discretion which it may have under the Sub-Plan, the Committee shall act fairly and reasonably.

31.     DISAPPLICATION OF CERTAIN PROVISIONS OF PLAN

        The provisions of the Plan dealing with the matters referred to below shall not form part of, and no such rights may be granted under, the Sub-Plan:

        - Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, Stock Units and Other Stock-Based Awards as defined in Section 2;

        -   participation in the Plan other than by Eligible Employees;

        - the reference in the definition of "Affiliate" to any company other than a company of which the Company has Control;

        - reference in the definition of Affiliate to the phrase "and has a significant financial interest as determined by the Committee"

        -   the methods of payment of the Option exercise price under Sections 6
            (d) other than by cash, personal cheque or banker's draft;

        - the Committee's discretion in Section 12(b) to make a determination with respect to an Award at any time after the Award is made;

        - settlement of Options otherwise than by the transfer of Shares as provided in Section 12(c);

        -   dividends and Cash Awards as provided in Section 12(d);

        -   termination of employment under Section 12(e);

        -   the words "or Designated Beneficiary" in Section 12(e);

        - the Change in Control provisions under Section 12(f)(ii), 12(f)(iii) and 12(f)(v) or the discretion to change the terms of an Option after it has been granted;

        -   the making of loans under Section 12(g);

        -   the provisions relating to Withholding Taxes under Section 12(h);

        -   the ability to amend Awards as provided in Section 12(j);

        -   reference in rule 5(b) to "split-up"; and

        - the discretion to change the terms of an Option after it has been granted under rule6( c ).

-------------------------------
Notes

(1) The Company is the "grantor" as defined in paragraph 1 of Schedule 9 to ICTA 1988 because it has established the Sub-Plan. In most cases, it will also be the Company which grants options under the Sub-Plan, although this is not a requirement of UK tax legislation.

(2) A company is treated as another's "associated company" at a given time if, at that time or at any other time within one year previously, one of the two has control of the other, or both are under the control of the same person or persons. A person is taken to have control of a company if he exercises, or is able to exercise or is entitled to acquire, direct or indirect control over the company's affairs and, in particular, if he possesses or is entitled to acquire the greater part of the company's issued share capital or the voting power in the company. UK tax legislation contains two definitions of control: the definition of control here is different from that in paragraph 4 below.

(3) A close company is a company which is under the control (as defined in paragraph 1 above) of five or fewer participators (eg shareholders) or of any number of participators who are directors. There are attributed to a participator all the rights and powers (eg shares, voting power) of, inter alia, a company which he controls or of an "associate" (eg relative) of his. Ordinarily, a company is excluded from being a close company if it is non UK resident or 35% of the voting power in the company is held by the public and its shares have been listed, and the subject of dealings, on a recognised stock exchange within the preceding 12 months. However, for the purpose of the material interest test (see paragraph 5 below), this exclusion does not apply with the result that the normal definition of a "close company" is extended.

(4) A company is a member of a consortium owning another company if it is one of a number of companies which between them beneficially own not less than three-quarters of the other company's ordinary share capital and each of which beneficially owns not less than one-twentieth of that capital.

(5) Control means the power of a person to secure:

(a) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

(b) by virtue of any powers conferred by the articles of association or other document regulating that or any other body corporate that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that person.

(6) The expression "recognised stock exchange" is defined in section 841 of ICTA 1988. "Recognised stock exchange" means the London Stock Exchange Limited and any stock exchange outside the UK which has been designated by the Inland Revenue as a recognised stock exchange. This includes, inter alia, the New York Stock Exchange, NASDAQ and any exchange registered with the US Securities and Exchange Commission as a national securities exchange. However, clearance is required from the Shares Valuation Division before the NASDAQ price may be used to determine the market price of a NASDAQ listed share.

(7) A person has a material interest in a company if he, either on his own or with one or more associates, or if any associate of his with or without such other associates:

(a) is the beneficial owner of, or able, directly or through the medium of other companies, or by any other indirect means to control, more than 10 per cent of the ordinary share capital of the company; or

(b) where the company is a close company, possesses, or is entitled to acquire, such rights as would, in the event of the winding-up of the company or in any other circumstances, give an entitlement to receive more than 10 per cent of the assets which would then be available for distribution among the participators.

(8) The shares used in the scheme must be:

(a) ordinary shares;

(b) fully paid up;

(c) not redeemable; and

(d) save for certain limited exceptions, not subject to any restrictions which do not apply to all shares of the same class.

The shares used in the scheme must be:

(a) of a class listed on a recognised stock exchange; or

(b) shares in a company which is not under the control of another company; or

(c) shares in a company which is under the control of another company (other than a company which is, or would if resident in the UK be, a close company) whose shares are listed on a recognised stock exchange.

The shares used in the scheme form part of the ordinary share capital of:

(a) the grantor (ie the company which has established the scheme); or

(b) a company which has control of the grantor; or

(c) a company which either is, or has control of, a company which is a member of a consortium owning either the grantor or a company having control of the grantor.

Where the company whose shares are to be used in a scheme has more than one class of ordinary share, the majority of the issued shares of the same class as those which are to be used must be either employee control shares (see below) or:

(a) must not be held by persons (including trustees holding shares on behalf of such persons) who acquired their shares in pursuance of a right conferred on them or opportunity offered to them as directors or employees of any company, and not in pursuance of an offer to the public; and

(b) if the shares are not listed on a recognised stock exchange and the company is under the control of another company whose shares are so listed, must not be held by companies which have control of the company whose shares are in question or of which that company is an associated company.

Shares are employee control shares if:

(a) the persons holding them are, by virtue of their holding of shares of that class, together able to control the company; and

(b) those persons are, or have been, employees or directors of the company or of another company which is under the control of the company.

(9) UK tax legislation imposes a limit (currently L30,000) on the "value" of the outstanding options which may be held by an individual participant in an Inland Revenue approved executive share option scheme.